Exhibit 99.1

PRESS RELEASE

For release:	May 17, 2021

Contact:	Media

Stephen W. Ries

Head of Investor Relations

(610) 668-3270

sries@global-indemnity.com

Global Indemnity Group, LLC Names Reiner R. Mauer Chief Operations Officer of Global Indemnity’s Insurance Businesses

Bala Cynwyd, Pennsylvania, (May 17, 2021) – Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”), parent company of specialty property and casualty insurance providers Penn-America Group®, United National Group®, Diamond State Group®, American Reliable Insurance Company®, and Collectibles Insurance Services™ today announced the appointment of Reiner R. Mauer as the chief operations officer of Global Indemnity’s insurance businesses and the Company’s principal operating officer.

Mr. Mauer is a 29-year veteran property & casualty insurance industry senior executive, with expertise in commercial and personal lines insurance, specialty insurance and operations. Prior to joining Global Indemnity, Mr. Mauer served for sixteen years at Berkshire Hathaway’s (NYSE: BRK) United States Liability Insurance Company (USLI), most recently as President of the Property/Casualty Division. Prior to USLI, Mr. Mauer served as Senior Vice President of Business Operations and as a member of the senior management team at Talk America Holdings, Inc. Previously, he was with Old Guard Insurance Group for 13 years and during that time served as Executive Vice President for Personal Lines. Mr. Mauer earned a Bachelor of Arts degree from Widener University. He also earned a Juris Doctor degree from Widener University School of Law and is a member of the Pennsylvania Bar. Mr. Mauer holds the Chartered Property Casualty Underwriter (CPCU), Associate in Surplus Line Insurance and Associate in Claims designations.

David Charlton, chief executive of Global Indemnity’s insurance businesses and the Company’s principal executive officer, stated: “Reiner’s extensive background in commercial, personal lines and specialty products along with his experience in driving technology efficiencies and innovation across multiple platforms and divisions makes him an ideal fit for this role. I am confident Reiner will make a significant contribution to Global Indemnity’s drive for profitable and sustainable growth in the years to come.” Saul Fox, the Company’s chairman, added: “We are thrilled that Reiner Mauer will be Global Indemnity’s COO reporting directly to David Charlton, Global Indemnity’s CEO. Again and again over his storied career, Reiner Mauer carefully grew and skillfully managed decidedly successful specialty insurance companies.”

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ: GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance Operations

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including, COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.